                                                                      EXHIBIT 12

                              PAGING NETWORK, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES




                                                             YEAR ENDED DECEMBER 31,
                                              -------------------------------------------------------
                                                1992        1993        1994        1995       1996
                                              -------     --------    --------    --------   --------
                                                                                            (Restated)
Earnings:
        Loss before extraordinary item        $(6,758)    $(20,011)   $(17,965)   $(44,201) $(104,320)
        Fixed charges                          28,668       40,479      64,007     118,666    148,055
                                              -------     --------    --------    --------  ---------
           Earnings                           $21,910     $ 20,468    $ 46,042    $ 74,465  $  43,735
                                              =======     ========    ========    ========  =========

Fixed charges:
        Interest expense                      $22,504     $ 30,225    $ 50,694    $ 98,533  $ 122,753
        Amortization of deferred
            financing cost                      1,134        2,583       3,023       4,313      5,261
        Interest portion of rental
            expense                             5,030        7,671      10,290      15,820     20,041
                                              -------     --------    --------    --------  ---------
            Fixed charges                     $28,668     $ 40,479    $ 64,007    $118,666  $ 148,055
                                              =======     ========    ========    ========  =========
Ratio of earnings to fixed charges                  -            -           -           -          -

Deficiency of earnings available
   to cover fixed charges                     $(6,758)    $(20,011)   $(17,965)   $(44,201) $(104,320)
                                              =======     ========    ========    ========  =========